                                                                    EXHIBIT 10.2


                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT

                                     AMONG

                          GIGA INFORMATION GROUP, INC.

                                      AND

                       THE PURCHASERS SHOWN ON SCHEDULE 1

                                  JULY 6, 1995

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT


     THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made as of July 6, 1995 by and among Giga Information Group, Inc., a Delaware corporation (the "COMPANY"), and the persons listed on Schedule I hereto (the "PURCHASERS").

     THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.  Purchase and Sale of Series A Preferred Stock.
         ---------------------------------------------

     1.1  Sale and Issuance of Series A Preferred Stock.
          ---------------------------------------------

     (a) The Company shall adopt and file with the Secretary of State of the State of Delaware on or before the Closing (as defined below) the Amended and Restated Certificate of Incorporation in the form attached hereto as Exhibit A (the "CERTIFICATE OF INCORPORATION").

     (b) Subject to the terms and conditions of this Agreement, the Purchasers agree to purchase and the Company agrees to sell and issue to the Purchasers at the Closing (as defined below), an aggregate of up to 550,000 shares of the Company's Series A Preferred Stock (the "SHARES") at a purchase price of $5.00 per share, for an aggregate amount of up to $2,750,000 (the "PURCHASE PRICE"). The number of Shares and the Purchase Price to be paid by each Purchaser is shown on Schedule 1 hereto. The Purchase Price shall be paid by way of cash or other consideration as agreed upon by the parties.

     1.2  Closing.
          -------

     (a) The purchase and sale of the Shares shall take place at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California, concurrently with the execution and delivery of this Agreement by the parties (the "CLOSING"), or at such other time and place as the Company and the Purchasers mutually agree upon, orally or in writing. At the Closing, the Company shall deliver to the Purchasers certificates representing the Shares being purchased against delivery to the Company by the Purchasers of the Purchase Price.

     1.3  Additional Closings.  The Company may, if the Company and any
          -------------------
Purchaser so agree, delay the sale of Shares to such Purchaser hereunder until July 31, 1995, and the Company may, in its sole discretion, issue Shares to additional purchasers at the Purchase Price specified above, at any time prior to such date. In such event, one or more further closings ("ADDITIONAL CLOSINGS") shall take place at such time and place as the Company and such additional purchasers agree, each such additional purchaser shall execute this Agreement and be included on Schedule 1 hereto, the Company's representations and warranties set forth in Section 2 shall be deemed to be restated solely with respect to such additional purchasers as of the Additional Closing, and each reference herein to "Purchaser" and "Shares" shall include such additional purchasers and the shares purchased by them.

     2.  Representations, and Warranties of the Company.  The Company hereby
         ----------------------------------------------
represents and warrants to the Purchasers that:

     2.1  Organization Good Standing and Qualification.  The Company is a
          --------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

     2.2  Capitalization.  The authorized capital of the Company consists, or
          --------------
will consist, immediately prior to the Closing, of:

     (a) Preferred Stock.  1,000,000 shares of Series A Preferred Stock, 160,000
         ---------------
shares of which are outstanding prior to closing, the rights, privileges and preferences of which are as stated in the Certificate of Incorporation.

     (b) Common Stock.  5,000,000 shares of Common Stock, of which 1,050,000
         ------------
shares will be issued and outstanding immediately prior to the Closing.

     (c) Except for the conversion privileges and other rights of the Shares issued pursuant to this Agreement and the rights of holders of options or proposed options to purchase up to 70,000 shares of Common Stock committed to employees or future employees of the Company, there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock. Notwithstanding the foregoing, the Company's Board of Directors has approved option grants and Common Stock purchases by employees and consultants for approximately 804,500, in each case at a purchase price of exercise price of $2.00 per share.

     2.3  Authorization.  All corporate action on the part of the Company, and
          -------------
each of its officers, directors and shareholders, necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Shares and the Common Stock issuable upon conversion of the Preferred Shares (collectively, the "SECURITIES") has been taken or will be taken prior to the Closing. The Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

     2.4  Valid Issuance of Securities.  The Shares being issued to the
          ----------------------------
Purchasers hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration provided for herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Agreements and applicable state and federal securities laws. Subject to the provisions of Section 2.5 below, the Shares will be issued in compliance with all applicable state and federal securities laws. The Common Stock issuable upon conversion of the Shares has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Incorporation, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Agreements and applicable state and federal securities laws

     2.5  Governmental Consents.  No consent, approval, order or authorization
          ---------------------
of or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for appropriate state securities filings and for the filing pursuant to Rule 503 of Regulation D promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), which filing will be effected in accordance with such rule.

     2.6  Litigation.  There is no material action, suit, proceeding or
          ----------
investigation pending or currently threatened against the Company. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

     2.7  Compliance with Other Instruments.  The Company is not in violation or
          ---------------------------------
default in any material respect of any provisions of its Certificate of Incorporation or Bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in material conflict with or constitute, with or without the passage of time and giving of notice, either a material default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any material lien, charge or encumbrance upon any assets of the Company.

     2.8  Corporate Documents.  The Certificate of Incorporation and Bylaws of
          -------------------
the Company are in the forms attached hereto as Exhibit A.

     3.  Representations and Warranties of the Purchasers.  Each Purchaser,
         ------------------------------------------------
severally but not jointly, hereby represents and warrants to the Company that:

     3.1  Authorization.  He has full power and authority to enter into this
          -------------
Agreement, and this Agreement constitutes his valid and legally binding obligation, enforceable against the Purchaser in accordance with its terms.

     3.2  Purchase Entirely for Own Account.  This Agreement is made with the
          ---------------------------------
Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. The Purchaser understands that this sale of the Securities has not been, and will not be, registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent and the accuracy of the Purchaser's representations as expressed herein.

     3.3  Disclosure of Information.  The Purchaser believes he has received all
          -------------------------
the information he considers necessary or appropriate for deciding whether to acquire the Securities. The Purchaser further represents that he has had an opportunity to ask questions and receive answers from the Company regarding the organization and operations of the Company and the terms and conditions of the offering of the Securities and has received and reviewed a copy of the "Giga Information Group, Inc. Summary of Business Plan and Proposal" as supplemented June 26, 1995. Purchaser acknowledges that (i) the Company is in its development or start-up stage; (ii) Purchaser's investment is highly speculative and risky and Purchaser could lose his entire investment; (iii) Purchaser is relying upon not only the representations and covenants contained in this Agreement but also his own investigation of the contemplated project; and (iv) it is difficult to estimate the likely revenues to be earned by the Company, and any specific financial projections provided by the Company are based only on the Company's reasonable assumptions regarding the Company's future results.

     3.4  Investment Experience.  Purchaser has substantial experience in
          ---------------------
evaluating and investing in private placement transactions and in the securities of companies in the development or startup stage, and Purchaser acknowledges that Purchaser is capable of evaluating the merits and risks of Purchaser's investment in the Company. Purchaser, by reason of his business or financial experience or the business or financial experience of his professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, has the capacity to protect his own interests in connection with the purchase of the Securities hereunder. Purchaser acknowledges that he can bear the economic risk and complete loss of his investment.

     3.5  Restricted Securities.  Purchaser understands that the Securities are
          ---------------------
characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances. In this respect, the Purchaser represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and otherwise by the Securities Act.

     3.6  Further Limitations on Disposition.  Without in any way limiting the
          ----------------------------------
representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until:

     (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement, or

     (b) (i) The Purchaser shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Securities Act.

     3.7  Legends.  It is understood that the Securities, and any securities
          -------
issued in respect thereof or exchange therefor, may bear one or all of the following legends:

     (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE

COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

     (b) Any legend required by the laws of the State of Delaware.

     (c) Any legend required by the Blue Sky laws of any other state to the extent such laws are applicable to the shares represented by the certificate so legended.

     3.8  Accredited Investor.  Purchaser is an accredited investor as defined
          -------------------
in Rule 501(a) of Regulation D promulgated under the Securities Act.

     4.  Conditions of the Purchasers' Obligations at Closing.  The obligations
         ----------------------------------------------------
of each Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions:

     4.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
the Company contained in Section 2 shall be true on the Closing with the same effect as though such representations and warranties had been made on and as of such date.

     4.2  Performance.  The Company shall have performed and complied with all
          -----------
agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     4.3  Compliance Certificate.  At the Closing, the President of the Company
          ----------------------
shall deliver to the Purchasers a certificate certifying that the conditions specified in Sections 5.1 and 5.2 have been fulfilled.

     4.4  Proceedings and Documents.  At the Closing, all corporate and other
          -------------------------
proceedings in connection with the transactions contemplated under this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

     5.  Conditions of the Company's Obligations at Closing.  The obligations of
         --------------------------------------------------
the Company to each Purchaser under this Agreement are subject to the fulfillment. on or before each respective Closing, of each of the following conditions:

     5.1  Representations and Warranties.  The representations and warranties of
          ------------------------------
the Purchaser contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of such date.

     5.2  Payment of Purchase Price.  Each Purchaser shall have delivered the
          -------------------------
purchase price for such Purchaser's respective Shares specified in Section 1.1 and shown on Schedule 1 hereto.

     6.  Miscellaneous.
         -------------

     6.1  Survival of Warranties.  Except as otherwise provided herein, the
          ----------------------
warranties, representations and covenants of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the Closing.

     6.2  Transfer; Successors and Assigns.  The terms and conditions of this
          --------------------------------
Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     6.3  Governing Law.  This Agreement shall be governed by and construed
          -------------
under the laws of the State of Delaware in the United States of America.

     6.4  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     6.5  Titles and Subtitles.  The titles and subtitles used in this Agreement
          --------------------
are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     6.6  Notices.
          -------

     (a) All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given to or made upon as follows:

     If to a Purchaser:    To the address shown next to such Purchaser's name on
                           Schedule 1 hereto.

     If to the Company:    Giga Information Group, Inc.
                           c/o Gideon Gartner
                           BIS Strategic Decisions, Inc.
                           One Longwater Circle
                           Norwell, MA 02061
     with a copy to:       Venture Law Group
                           2800 Sand Hill Road
                           Menlo Park, CA 94025
                           Attn: Craig Johnson, Esq.

     (b) All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by airmail, return receipt requested, or by telex or telecopy (facsimile) with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

     (c) Any party may, by written notice to the other, alter its address or respondent, and such notice shall be considered to have been given ten (10) days after the airmailing, telexing or telecopying thereof.

     6.7  Finder's Fee.  Each party represents that it neither is nor will be
          ------------
obligated for any finder's fee or commission in connection with this transaction. Each party agrees to indemnify and hold harmless the other party from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the first party or any of its officers, employees or representatives is responsible.

     6.8  Expenses.  The Company and each Purchaser shall bear their own
          --------
respective expenses incurred with respect to this Agreement and the transactions contemplated hereby.

     6.9  Amendments and Waivers.  Any term of this Agreement may be amended and
          ----------------------
the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section shall be binding upon each transferee of any Securities, each future holder of all such Securities, and the Company.

     6.10  Severability.  If one or more provisions of this Agreement are held
           ------------
to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     6.11  Entire Agreement.  This Agreement constitutes the entire agreement
           ----------------
between the parties hereto pertaining to the subject matter hereof, and any and all other prior written or oral agreements existing between the parties hereto are expressly canceled.

     6.12  "Market Stand-Off" Agreement.  Each Purchaser hereby agrees that
            ---------------- ----------
during the one hundred eighty (180) day period following the effective date of a registration statement of the Company filed under the Securities Act in connection with the Company's initial public offering of Securities, it shall not, to the extent requested by the Company and the Company's underwriter, sell, offer to sell, or otherwise transfer or dispose of any Common Stock of the Company held by it at any time during such period except Common Stock (if any) included in such registration. To enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of the Purchaser (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Each Purchaser agrees to execute the form of such market stand-off agreement as may be reasonably requested by the underwriters.

COMPANY:

GIGA INFORMATION GROUP, INC.           PURCHASER:



By:/s/Gideon Gartner                   /s/Neill H. Brownstein
   ------------------------------      ------------------------------

Title: CEO
      ---------------------------
                                       PURCHASER:

                                       /s/Richard J. Crandall Trust
                                       ------------------------------
                                       UAD June 13, 1986
                                       Richard J. Crandall, Trustee

                                       PURCHASER:

                                       /s/M E Faherty, General PTR.
                                       ------------------------------
                                       Faherty Properties Co., Ltd.

                                       PURCHASER:

                                       /s/Bert Fingerhut
                                       ------------------------------

                                       PURCHASER:

                                       /s/Gideon Gartner
                                       ------------------------------

                                       PURCHASER:

                                       /s/David Gilmour
                                       ------------------------------

                                       PURCHASER:

                                       /s/Seymour Goldblatt
                                       ------------------------------
                                       Yale University Endowment
                                       S Squared Technology for
                                         Yale University Endowment

                                       PURCHASER:

                                       /s/Bernard Goldstein
                                       ------------------------------

                                       PURCHASER:

                                       /s/George J. W. Goodman
                                       ------------------------------

                                       PURCHASER:

                                       /s/Stewart H. Greenfield
                                       ------------------------------

                                       PURCHASER:

                                       /s/Michael J. Kolesar
                                       ------------------------------

                                       PURCHASER:

                                       /s/Stephen R. Levy
                                       ------------------------------

                                       PURCHASER:

                                       /s/Thomas W. Malone
                                       ------------------------------

                                       PURCHASER:

                                       /s/James D. Robinson III
                                       ------------------------------

                                       PURCHASER:

                                       /s/Hugh M. Tietjen
                                       ------------------------------

                                       PURCHASER:

                                       /s/Cornelius T. Ryan
                                       ------------------------------

                                       PURCHASER:

                                       /s/Arno Schefler
                                       ------------------------------

                                       PURCHASER:

                                       /s/Scott M. Smith
                                       ------------------------------

                                       PURCHASER:

                                       /s/Peter A. Wright
                                       ------------------------------

                                   SCHEDULE 1

                             SCHEDULE OF PURCHASERS


           PURCHASERS             SHARES PURCHASED  PURCHASE PRICE
- ---------------------------------------------------------------------
Neill H. Brownstein                   60,000        $   300,000.00
536 West Crescent Drive
Palo Alto, CA  94301
- ---------------------------------------------------------------------
Richard L. Crandall Trust             15,000        $    75,000.00
U/A/D 6/13/86, Richard L.
 Crandall, Trustee
2129 Devonshire Road
Ann Arbor, MI  48104
- ---------------------------------------------------------------------
Faherty Properties Co., Ltd.           10,000       $    50,000.00
6133 Higate Lane
Dallas, TX  75214
- ---------------------------------------------------------------------
Bert Fingerhut                         10,000       $    50,000.00
1520 Silver King Drive
Aspen, CO  81611
- ---------------------------------------------------------------------
Gideon Gartner                         80,000       $   400,000.00/1/
64 Bermuda Road                        60,000       $   300,000.00
Westport, CT  06880
- ---------------------------------------------------------------------
David Gilmour                          80,000       $   400,000.00/1/
c/o ExperNet
350 Second Street
Los Altos, CA  94022
- ---------------------------------------------------------------------
Yale University                        48,000       $   240,000.00
c/o Seymour L. Goldblatt
S Squared Technology Corp.
515 Madison Avenue
New York, NY  10022-5474
- ---------------------------------------------------------------------
Bernard Goldstein                      20,000       $   100,000.00
Broadview Associates
1 Bridge Plaza
Fort Lee, NJ  07024
- ---------------------------------------------------------------------

George J.W. Goodman                     5,000       $    25,000.00
45 W 45th Street, 15th Floor
New York, NY  10036
- ------------------------------------------------------------------
Stewart H. Greenfield                  40,000       $   200,000.00
279 Sturges Highway
Westport, CT  06880
- ------------------------------------------------------------------
Michael J. Kolesar                      5,000       $    25,000.00
35 Park Avenue
Ardsley, NY  10502
- ------------------------------------------------------------------
Stephen R. Levy                        20,000       $   100,000.00
Bolt Beranek & Newman, Inc.
150 Cambridge Park Drive
Cambridge, MA  02140
- ------------------------------------------------------------------
Thomas W. Malone                        5,000       $    25,000.00
50 Memorial Drive
E53-333
Cambridge, MA  02142
- ------------------------------------------------------------------
James R. Robinson III                  10,000       $    50,000.00
RRE Investors
126 E. 56th Street, 22nd Floor
New York, NY  10022
- ------------------------------------------------------------------
Rutherford Group                       20,000       $   100,000.00
Attn:  Hugh M. Tietjen
5514 Calumet Avenue
La Jolla, CA  92037
- ------------------------------------------------------------------
Cornelius T. Ryan                      10,000       $    50,000.00
315 Post Road West
Westport, CT  06880
- ------------------------------------------------------------------
Arno D. Schefler                       10,000       $    50,000.00
2049 McLain Flats Road
Aspen, CO  81611
- ------------------------------------------------------------------
Scott M. Smith                          5,000       $    25,000.00
Camelot Capital
10 Glenville Street
Greenwich, CT  06831
- ------------------------------------------------------------------

Peter A. Wright                        12,000       $    60,000.00
P.A.W. Partners, L.P.
10 Glenville Street
Greenwich, CT  06831
- ------------------------------------------------------------------

                                  ================  ==============
- ------------------------------------------------------------------
                                           525,000  $ 1,825,000.00
- ------------------------------------------------------------------